EXHIBIT P-2

                     KBC ASSET MANAGEMENT INTERNATIONAL LTD.
                                 CODE OF ETHICS

      While affirming its confidence in the integrity and good faith of all its employees, officers and directors, KBC Asset Management International Ltd. (the "Adviser") recognizes that knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for its Advisory Clients which may be possessed by certain of its personnel could place such individuals, if they engage in personal transactions in Securities which are eligible for investment by Advisory Clients, in a position where their personal interest may conflict with the interests of the Advisory Clients.

      In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I. STATEMENT OF GENERAL PRINCIPLES

      In recognition of the trust and confidence placed in the Adviser by its Advisory Clients and to give effect to the Adviser's belief that its operations should be directed to the benefit of its Advisory Clients, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers and directors:

      (1) The interests of the Advisory Clients are paramount, and all of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the Advisory Clients before their own.

      (2) All personal transactions in securities by the Adviser's personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interest of any Advisory Client.

      (3) All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Advisory Client, or that otherwise bring into question the person's independence or judgment.

II. DEFINITIONS
*

      (1) "ACCESS PERSON" means any officer, director, or Advisory Person of the Adviser who, with respect to the Funds:

            (i) makes any recommendation or participates in the determination of which recommendation will be made; or

            (ii) whose principal function or duties relate to the determination of which recommendation will be made or who, in connection with his or her duties, obtains any information concerning recommendations on SECURITIES made by the Adviser to the Fund. The Adviser's Access Persons shall include (a) all directors of the Adviser, (b) directors of KBC Asset Management Ltd who are not directors of the Adviser but who are either part of the Investment Committee and/or have access to information concerning recommendations or trades as to Securities with respect to an Advisory Client, (c) Asset Managers, (d) Researchers, (e) Portfolio Structuring Personnel, (f) Information Technology personnel who have access to "OPENTRADER" trading system and/or any such other system that holds pre-trade information, and (g) any other managers or individuals whom the Review Officer determines to be Access Persons from time to time. A list of all such Access Persons is available from the Adviser on request.

      (2)   "ADVISORY CLIENT" means any Fund.

      (3) "ADVISORY PERSON" means any employee of the Adviser who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the purchase or sale of Securities by a Fund. ALL ADVISORY PERSONS ARE ACCESS PERSONS.

      (4) "BENEFICIAL OWNERSHIP" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person should generally consider him or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider him or herself the beneficial owner of securities held by his or her spouse, minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

      (5) "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

      (6) "FUND" means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

      (7) "HIGH QUALITY SHORT-TERM DEBT INSTRUMENT" means any instrument that has a maturity at issuance of 365 days or less and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

      (8) "INVESTMENT PERSONNEL" means a) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund and (b) any natural person who controls the Adviser and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of Securities by such Fund.

      (9) "INITIAL PUBLIC OFFERING" (I.E. IPO), means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

      (10) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506.

      (11) A "PERSONAL SECURITIES ACCOUNT" means any account in which any securities are held for the person's direct or indirect benefit.

      (12) "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

      (13) "SECURITY" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof; bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end mutual funds.

      (14) A "SECURITY HELD OR TO BE ACQUIRED" by an Advisory Client means (a) any Security which, within the most recent 15 days, (i) is or has been held by an Advisory Client or (ii) is being or has been considered by the Adviser for purchase by an Advisory Client and (b) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

      (15) A Security is "BEING PURCHASED OR SOLD" by an Advisory Client from the time when a purchase or sale program has been communicated to the person who places the buy and sell order for an Advisory Client until the time when such program has been fully completed or terminated.

      (16) The designated "REVIEW OFFICER" shall be the Compliance Officer of the Adviser.

III. GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

      (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Advisory Client:

            (A) employ any device, scheme or artifice to defraud such Advisory Client;

            (B) make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            (C) engage in any act, practice or course of business which would operate as a fraud or deceit upon such Advisory Client; or

            (D) engage in any manipulative practice with respect to such Advisory Client.

IV. PROHIBITED PURCHASES AND SALES OF SECURITIES

      (1) Except as provided in Sections V(3) and V(4) of this Code of Ethicss, no Access Person shall purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within 24 hours (SEVEN (7) DAYS, IN THE CASE OF INVESTMENT PERSONNEL) before or after the time that the same (or a related) Security is being purchased or sold by any Advisory Client. Subject to determination by the Review Officer, such Access Person may be required to sell any security and to disgorge any profits realized on trades within these proscribed periods. The Review Officer's determination shall be made in writing and a record of such shall be maintained in accordance with Section X.(7) of this Code of Ethicss. In the event of the absence of the Review Officer, a member of the Adviser's Compliance team will such determination.

      (2) No Access Persons (including Investment Personnel) may acquire securities as part of an initial public offering without obtaining the written approval of the Designated Review Officer before either directly or indirectly acquiring a beneficial ownership in such securities.

      (3) No Access Person shall purchase a Security offered in a limited offering without the specific, prior written approval of the Adviser's designated Review Officer.

      (4) No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within a 60-DAY PERIOD. Profit due to any such short-term trades will be disgorged. Exceptions to this policy are permitted only with the written approval of the Review Officer of the Adviser and then only in an emergency or extraordinary circumstances. One such exception is the exercising of options purchased under the KBC Asset Management Save as You Earn Share Option Scheme (SAYE).

V. PRE-CLEARANCE OF TRANSACTIONS

      (1) Except as provided in Section V(3), each Access Person must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval of the Review Officer. Pre-clearance trading authorisation is valid for 48 hours only. In determining whether to grant such clearance, the Review Officer shall abide by Section V(4), below.

      (2) In determining whether to grant approval for the purchase of a Security offered in a limited offering, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for an Advisory

            Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser.

      (3) The pre-clearance requirements of Section V(1) shall not apply to the following transactions:

            (A) Purchases or sales over which the Access Person has no direct or indirect influence or control.

            (B) Purchases or sales which are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a BONA FIDE margin call.

            (C) Purchases that are effected as part of an automatic dividend reinvestment plan.

            (D) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer.

            (E)   Acquisitions of Securities through gifts or bequests; and

            (F)   Transactions in Securities of open-end mutual funds.

      (4) The following transactions generally would be expected to receive clearance from the Review Officer absent extenuating circumstances:

            (A) Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Advisory Client and which are otherwise in accordance with Rule 17j-1. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security which is being considered for purchase or sale by an Advisory Client (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion. Permission to purchase Securities described above is not assumed or automatic, but rather may be granted by the Review Officer after extensive review of the facts surrounding such transaction and the effect such transaction would have on the shareholders of the Fund and/or Advisory Clients.

            (B) Purchases or sales of Securities which are not eligible for purchase or sale by any Advisory Client as determined by reference to the 1940 Act and regulations there under, or any relevant "blue sky" laws, the investment objectives policies and investment restrictions of any Advisory Client or undertakings made to regulatory authorities.

            (C) Transactions that the Review Officer, or other appropriate officers of the Adviser, as a group and after consideration of all the facts and circumstances, determine to be in accordance with Section III and to present no reasonable likelihood of harm to an Advisory Client.

      (5) The Compliance Department of the Adviser will maintain pre-clearance records for 6 years

VI. ADDITIONAL RESTRICTIONS AND REQUIREMENTS

      (1) Where any Access Person seeks, accepts or receives any gift and/or entertainment packages of more than DE MINIMUS value (currently $ 100.00) from any person or entity that does business with or on behalf of the Adviser or an Advisory Client this must be reported to the Designated Review Officer where it will be recorded in the Adviser's Gifts Register. The Designated Review Officer reserves the right to approve such gifts.

            Occasional participation in lunches, dinners, sporting activities or similar gatherings conducted for business purposes are not prohibited. However for both the Access person's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodging are paid for by any other party than KBC.

      (2) No Investment Personnel shall accept a position as a director, trustee or general partner of a publicly-traded company or partnership unless the acceptance of such position has been approved by the Review Officer and is consistent with the interests of all Advisory Clients.

VII. REPORTING AND COMPLIANCE OBLIGATIONS

      (1) The Review Officer shall create and thereafter maintain a list of all Access Persons.

      (2) Each Access Person must direct each brokerage firm or bank at which the Access Person maintains a Securities account to promptly send duplicate copies of such person's account statement and brokerage confirmations promptly to the Review Officer.

      (3) As provided in Section VII(5) below, each Access Person must provide to the Review Officer a complete listing of all Securities owned by such person as of the later of adoption of this Code of Ethicss and 10 days after becoming an Access Person and thereafter must submit a review list of such holdings to the Review Officer as of January 30 of each subsequent year

      (4)   Every Access Person shall certify annually that he or she:

            (A)   has read and understands this Code of Ethicss;

            (B)   recognizes that he or she is subject to this Code of Ethicss;

            (C)   has complied with this Code of Ethicss; and

            (D) has disclosed and reported all personal Securities transactions and personal securities accounts required to be disclosed or reported by this Code of Ethicss.

      (5)   REPORTS.

            (A) INITIAL HOLDINGS REPORTS: Every Access Person must provide to the Review Officer a complete listing of all Securities owned by such person, including the title, number of shares and principal amount, as well as all personal securities accounts, including the name of the broker, dealer or bank at which such account is maintained, within ten days of the later of the adoption of this Code of Ethicss or such person's becoming an Access Person. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control.

            (B) ANNUAL HOLDINGS REPORTS: On an annual basis, each Access Person must submit to the Review Officer a listing of all Securities beneficially owned by such person, including the title, number of shares and principal amount, as well as all personal securities accounts, including the name of the broker, dealer or bank at which such account is maintained. The list must be current as of a date no more than 30 days before the report is submitted and must be received within 30 days of the end of the calendar year. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control. A form of Annual Holdings Report is attached at Appendix II.

            (C)   QUARTERLY REPORTS:

                  1. Each Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Reports shall be filed with the Review Officer quarterly. Each Access Person must also report any personal securities accounts established during the quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal Securities transactions and personal securities accounts established to an officer designated to receive his or her reports, who shall act in all respects in the manner prescribed herein for the Review Officer. Such reports need not show transactions effected for, or Securities held in, personal securities accounts over which the person has no direct or indirect influence or control.

                  2. Every quarterly report shall be made NO LATER THAN ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information (a form of Quarterly Report Form is included as Appendix III):

                        (a) The date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares and principal amount of each Security involved;

                        (b) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                        (c) The price of the Security at which the transaction was effected;

                        (d) The name of the broker, dealer or bank with or through which the transaction was effected;

                        (e) The date the report is submitted by the Access Person; and

                        (f) With respect to any personal securities account established during the quarter, the broker, dealer or bank with whom the account was established, and the date the account was established.

                  3. In the event the Access Person has no reportable items during the quarter, the report should so note and be returned signed and dated.

            (D) Any reports covered by this Code of Ethicss may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

            (E) Every Access Person shall report the name of any publicly-traded company (or any company that such Access Person is aware of is anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1% of the companies outstanding shares.

            (F) Every Access Person who owns Securities acquired in a limited offering shall disclose such ownership to the Review Officer if such person is involved in any subsequent consideration of an investment in the issuer by an Advisory Client. The Adviser's decision to recommend the purchase of such issuer's Securities to an Advisory Client will be subject to independent review by Investment Personnel with no personal interest in the issuer.

VIII. REVIEW AND ENFORCEMENT

         (1) THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES. The Review Officer shall notify each person who becomes an Access Person and who is required under this Code of Ethics of his or her reporting requirements NO LATER THAN ten days before the first quarter in which such person is required to begin reporting.

            (2) The Review Officer will, on a quarterly basis, compare all confirmations, account statements and other reports received with a list of Securities being considered for purchase or sale on behalf of any Advisory Client to determine whether a violation of this Code of Ethicss may have occurred. Before determining that a person has violated the Code of ethics, the Review Officer shall give such person an opportunity to supply additional explanatory material.

            (3) If the Review Officer determines that a violation has occurred, or believes that a Code of Ethicss violation may have occurred, the Review Officer must submit a written report regarding the possible violation, together with any confirmations, account statements or other reports and any additional explanatory material provided by the Access Person, to the Access Person's primary supervisor, and legal counsel for the Adviser, who shall make an independent determination as to whether a violation has occurred. If the primary supervisor is unavailable or is unable to review the transaction, the alternate supervisor shall act in all respects in the manner prescribed herein for the primary supervisor.

            (4) If the primary or alternate supervisor finds that a violation has occurred, the supervisor shall impose upon the individual such sanctions as he or she deems appropriate.

IX. ANNUAL WRITTEN REPORTS TO THE BOARD

      At least annually, the Adviser will provide a written report to each Advisory Client's Board of Trustees, or Board of Directors, as the case may be, as follows:

            (1) ISSUES ARISING UNDER THE CODE OF ETHICS. The report must describe any issue(s) that arose during the previous year under the Code of Ethicss or procedures thereto, including any material Code of ethics or procedural violations, and any resulting sanction(s). The Adviser may report to the Board more frequently as it deems necessary or appropriate and shall do so as requested by the Board.

            (2) CERTIFICATION. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

X. RECORDKEEPING

            The Adviser will maintain the records set forth below. These records will be maintained in accordance with the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

            (1) A copy of this Code of Ethicss and any other code adopted by the Adviser under Rule 17j-1, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

            (2) A record of any Code of Ethicss violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

            (3) A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code of Ethicss, including any information provided in addition to any such reports made under this Code of Ethicss, will be preserved for a period of at least five years from the end of the fiscal year on which it is made, for the first two years in an easily accessible place.

            (4) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code of Ethicss, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

            (5) A copy of each annual report required by Section IX of this Code of Ethicss must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

            (6) A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities acquired in an IPO or a limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

            (7) A record of any decision, and the reasons supporting the decision, related to the Review Officer's determination regarding an Access Person's transaction in a Security as described in Section IV(1).

XI. MISCELLANEOUS

            (1) CONFIDENTIALITY. All reports and other confirmations and reports of Securities transactions, and any other information filed with the Adviser pursuant to this Code of ethics, shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

            (2) INTERPRETATION OF PROVISIONS. The Adviser may from time to time adopt such interpretations of this Code of Ethicss as it deems appropriate.

            (2) COMPLIANCE CERTIFICATION. Within ten days of becoming an Access Person, and each year thereafter, each such person must complete a Compliance Certification. A Compliance Certification Form is attached as Appendices IV & V.

                                   APPENDICES

                                   APPENDIX I
                     KBC ASSET MANAGEMENT INTERNATIONAL LTD.
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:  ____________________________________________
Calendar Quarter Ended:________________________________________________
Date Report Due:_______________________________________________________
Date Report Submitted:_________________________________________________

SECURITIES TRANSACTIONS

-------------------------------------------------------------------------------------------------------------------
                                                      Principal
                     Name of                      Amount, Maturity                               Name of Broker,
                    Issuer and    No. Of Shares       Date and                                   Dealer or Bank
    Date of          Title of          (if          Interest Rate       Type of                     Effecting
  Transaction        Security      applicable)     (if applicable)    Transaction     Price        Transaction
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please check here. ?

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

SECURITIES ACCOUNTS

If you established an account within the quarter, please provide the following information:

-----------------------------------------------------------------------------------------------------------------
   Name of Broker, Dealer or Bank          Date Account was Established         Name(s) on and Type of Account
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. ?

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

Signature:                                    Date:
          ------------------------------          ------------------------------

                                   APPENDIX II
                     KBC ASSET MANAGEMENT INTERNATIONAL LTD.
                             INITIAL HOLDINGS REPORT

Name of Reporting Person: _________________________________________________
Date Person Became Subject to the Code's Reporting Requirements: __________ Information in Report Dated as of: ________________________________________
Date Report Due: __________________________________________________________
Date Report Submitted: ____________________________________________________

SECURITIES HOLDINGS

--------------------------------------------------------------------------------------------------------------------
                                                                               Principal Amount, Maturity Date and
 Name of Issuer and Title of Security       No. of Shares (if applicable)         Interest Rate (if applicable)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here. ?

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS

-----------------------------------------------------------------------------------------------------------
                                                                       Name(s) on and Type
            Name of Broker, Dealer or Bank                                  of Account
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. ?

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature:                                                Date:
          ---------------------------------                    -----------------

                                  APPENDIX III
                     KBC ASSET MANAGEMENT INTERNATIONAL LTD.
                             ANNUAL HOLDINGS REPORT

Name of Reporting Person: ____________________________________________________
Information in Report Dated as of: ___________________________________________
Date Report Due: _____________________________________________________________
Date Report Submitted: _______________________________________________________
Calendar Year Ended:  December 31, _______

SECURITIES HOLDINGS

--------------------------------------------------------------------------------------------------------------------
                                                                               Principal Amount, Maturity Date and
 Name of Issuer and Title of Security       No. of Shares (if applicable)         Interest Rate (if applicable)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here. ?

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
                                                 -------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS

-----------------------------------------------------------------------------------------------------------------
   Name of Broker, Dealer or Bank          Date Account was Established         Name(s) on and Type of Account
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here. ?

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

Signature:                                         Date:
          ---------------------------------             -----------------

                                   APPENDIX IV

                     KBC ASSET MANAGEMENT INTERNATIONAL LTD.

                        INITIAL COMPLIANCE CERTIFICATION

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                              INITIAL CERTIFICATION

I CERTIFY THAT I:       (i)   have received, read and reviewed the Code of
                              Ethics;

                        (ii) understand the policies and procedures in the Code of Ethics;

                        (iii) recognize that I am subject to such policies and
                              procedures;

                        (iii) understand the penalties for non-compliance;

                        (v)   will fully comply with the Code of Ethics; and

                        (vi) have fully and accurately completed this Certificate.

SIGNATURE:               ___________________________

NAME:                    ___________________________ (Please print)

DATE SUBMITTED:          ___________________________

DATE DUE:                ___________________________

                                   APPENDIX V

                     KBC ASSET MANAGEMENT INTERNATIONAL LTD.

                         ANNUAL COMPLIANCE CERTIFICATION

                              ANNUAL CERTIFICATION

I CERTIFY THAT I:       (i)   have received, read and reviewed the Code of
                              Ethics;

                        (ii) understand the policies and procedures in the Code of Ethics;

                        (iii) recognize that I am subject to such policies and
                              procedures;

                        (iii) understand the penalties for non-compliance;

                        (v) have complied with the Code of Ethics and any applicable reporting requirements during this past year;

                        (vi) have fully disclosed any exceptions to my compliance with the Code of Ethics below;

                        (vii) will fully comply with the Code of Ethics; and

                        (vi) have fully and accurately completed this Certificate.

EXCEPTION(S):

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--------------------------------------------------------------------------------

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SIGNATURE:               ___________________________

NAME:                    ___________________________ (Please print)

DATE SUBMITTED:          ___________________________

DATE DUE:                ___________________________

                  INITIAL CERTIFICATION PURSUANT TO RULE 17J-1

      The undersigned, _______________________________________, in his/her
capacity as , of KBC Asset Management International Limited (KBC) the sub-adviser to the First _____________________________________________ Focus
International Equity Fund (the "Fund") hereby certifies the following:

1. KBC has adopted a Code of Ethics (the "Code") covering the sub-adviser, pursuant to, and in compliance with, Rule 17j-1 under the Investment Company Act of 1940;

2. KBC has adopted procedures reasonably necessary to prevent its access persons from violating the Code;

3. KBC's Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b); and

4. In accordance with Rule 17j-1, KBC has submitted its Code of Ethics to the Fund's Board of Directors for approval.

      Witness my hand this ____ day of _________, 2002


                              Signature:
                                        ----------------------------------

                              Printed Name:
                                           -------------------------------

                              Title:
                                    --------------------------------------